UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2011, PositiveID Corporation (the “Company”) (NASDAQ: PSID) received a letter from The NASDAQ Stock Market (“Nasdaq”) notifying the Company of a staff determination that the Company has not regained compliance with the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Company had initially been notified by the Nasdaq staff on September 13, 2010, that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive trading days. In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 14, 2011, to regain compliance with the Rule.

The March 15, 2011 letter also advises the Company that, based on the Company’s financial statement information as of September 30, 2010 (i.e., the date of the Company’s most recent periodic report filed with the SEC), the Company was not eligible, in accordance with Listing Rule 5810(c)(3)(A)(ii), for a second 180-calendar day cure period with respect to the bid price deficiency. To be eligible for the additional 180-calendar day cure period, the Company would have had to meet the applicable standards for initial listing on The Nasdaq Capital Market (except the bid price requirement) based on the Company’s most recent public filings. The March 15, 2011 letter notes that the Company’s stockholders’ equity as of September 30, 2010 of $4,697,000 does not meet the $5 million initial listing requirement for The Nasdaq Capital Market.

Nasdaq has advised the Company that it may appeal the Nasdaq staff’s determination to a Nasdaq Hearings Panel (the “Panel”) in accordance with the procedures set forth in the Nasdaq Listing Rule 5800 Series. The filing of the appeal will automatically stay any delisting procedures until after a hearing and the determination of the Panel. The Company plans to request a hearing on or before March 22, 2011, in accordance with applicable Listing Rules. The Company anticipates that the hearing will be scheduled within 45 days of its request. At the hearing, the Company will present a plan to regain compliance with the bid price requirement to the Panel and request that the Panel grant the Company an exception to Nasdaq’s continued listing standards for a sufficient period to implement that plan. Under Listing Rule 5815(c)(1), the Panel has the discretion to grant such an exception for a period not to exceed 180 days from the date of the staff determination letter – that is, on or about September 15, 2011. There can be no assurance that the Panel will accept the Company’s compliance plan or grant the Company’s request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: March 18, 2011

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

3